Execution copy	Exhibit 4.6

Amendment to the Joint Venture Agreement

relating to

Seabed Geosolutions B.V.

between

Fugro Consultants International N.V.

and

CGGVeritas S.A.

dated 16 February 2013

P.O. Box 75084
1070 AB Amsterdam
The Netherlands

Execution copy

Amendment to the Joint Venture Agreement

THIS AGREEMENT IS MADE BETWEEN:

(1)	Fugro Consultants International N.V., a public limited company incorporated in the Netherlands Antilles, with corporate seat in Leidschendam, and registered address at Veurse Achterweg 10, 2264 SG Leidschendam, the Netherlands, (“Fugro”),

and

(2)	CGGVeritas S.A., a limited liability company with its corporate seat in Tour Maine Montparnasse, 33, avenue du Maine, 75015 Paris, France (“CGG”).

WHEREAS:

(A)	The Seller and the Purchaser entered into that certain Joint Venture Agreement dated 27 January 2013 (the “JVA”);

(B)	After signing the JVA, Fugro and CGG continued to negotiate with each other in relation to the Company (as defined in the JVA) and agreed to amend the JVA in certain respects;

(C)	Pursuant to Clause 25.5 of the JVA, amendments or supplements can only be made by an instrument in writing signed by all Parties;

(D)	Fugro and CGG wish to amend certain provisions of the JVA, all with due observance of Clause 25.5 of the JVA, and wish to lay down the terms and conditions of these amendments in this agreement (the “Amendment Agreement”).

IT IS AGREED AS FOLLOWS:

1	DEFINITIONS AND INTERPRETATION

Capitalized terms used herein but not separately defined herein shall have the meanings ascribed to them in the JVA.

2	AMENDMENTS TO THE SPA

2.1	All footnotes in the JVA shall hereby be deleted.

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2.2	Clause 3.1 of the JVA is hereby amended and restated in its entirety to read:

Unless deferred in accordance with Schedule 23 (Post Completion Actions) or Clause 5.6, Fugro and CGG will make the following contributions on their respective Shares at Completion:

(a)	Fugro shall contribute on the Fugro Shares the assets and liabilities specified in, and in the manner set forth in, Schedule 2 (Fugro Contribution) (the “Fugro Contribution”); and

(b)	CGG shall contribute on the CGG Shares the assets and liabilities specified in, and in the manner set forth in Schedule 3 (CGG Contribution) (the “CGG Contribution”); and

The Fugro Contribution shall include Fugro’s (near) Seabed EM R&D project and the CGG Contribution shall include CGG’s Spice Rack R&D project.

2.3	Clause 5.2 of the JVA is hereby amended and restated by deleting sub (e) in its entirety.

2.4	Clause 17.3 of the JVA is hereby amended by adding the following Clause 17.3.3 after Clause 17.3.2:

“17.3.3 In the event that a third party does not accept that a guarantee be provided in accordance with Clause 17.3.2:

(a)	In principle Fugro shall provide such third party guarantee and CGG shall provide pro-rata its shareholding in the Company a counter-guarantee to Fugro for the obligations of Fugro under such third party guarantee, or

(b)	In exceptional situations and on an ad hoc basis, taking into account the relevant business considerations and French legal considerations, CGG will provide such third party guarantee and Fugro shall provide pro-rata its shareholding in the Company a counter-guarantee to CGG for the obligations of CGG under such third party guarantee”

2.5	The JVA is hereby amended by adding the following Clause 21 after Clause 20:

“At Completion Fugro shall pay a control premium of USD 56,152,000 (fifty-six million one hundred and fifty-two thousand dollars) to CGG (the “Control Premium”) for a controlling stake in the Company. In the event of a sale of all of the Shares in or all of the assets of the Company to a third party, dissolution of the Company or bankruptcy of the Company for a value less than USD 542,505,000 (five hundred and forty-two million, five hundred and five thousand dollars) Fugro shall receive from CGG out of the proceeds for the Company the equivalent of a 10.35% premium up to a cap equal to the Control Premium. The remainder of the proceeds shall be divided between Fugro and CGG on a 60/40 basis.”

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2.6	The content of Schedule 2 (Fugro’s Contribution) of the JVA is hereby amended and restated in its entirety to read as set forth Schedule 1 (Fugro Contribution) to this Amendment Agreement.

2.7	The content of Schedule 3 (CGG’s Contribution) of the JVA is hereby amended and restated in its entirety to read as set forth Schedule 2 (CGG Contribution) to this Amendment Agreement.

2.8	The content of Schedule 6 (Intellectual Property) of the JVA is hereby amended and restated in its entirety to read as set forth Schedule 3 (Intellectual Property) to this Amendment Agreement.

2.9	The content of Schedule 8 (Completion Actions) of the JVA is hereby amended and restated in its entirety to read as set forth Schedule 4 (Completion Actions) to this Amendment Agreement.

2.10	The content of Schedule 17 (Company’s valuation as per Completion) of the JVA is hereby amended and restated in its entirety to read as set forth in Schedule 5 (Company’s valuation as per Completion) to this Amendment Agreement.

2.11	The content of Schedule 23 (Post Completion Actions) of the JVA is hereby amended and restated in its entirety to read as set forth in Schedule 6 (Post Completion Actions) to this Amendment Agreement.

2.12	The content of Schedule 24 (Guarantees) of the JVA is hereby amended and restated in its entirety to read as set forth in Schedule 7 (Guarantees) to this Amendment Agreement.

3	MISCELLANEOUS

3.1	Due authorization

Each Party has the full power and authority to enter into and perform this Amendment Agreement and the JVA, as amended. Each Party has taken all corporate action required by it to authorise it to perform this Amendment Agreement and the JVA, as amended.

3.2	Counterparts

This Amendment Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. The Parties may enter into this Amendment Agreement by signing any such counterpart.

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3.3	Entire agreement

This Amendment Agreement, along with the JVA, taken together, contains the entire agreement between the Parties relating to the subject matter of this Amendment Agreement and the JVA, to the exclusion of any terms implied by Law which may be excluded by contract, and supersedes any previous written or oral agreement between the Parties to this Amendment Agreement in relation to the matters dealt with in this Amendment Agreement.

3.4	References

After the date of this Amendment Agreement, any reference to the JVA shall mean the JVA as amended by this Amendment Agreement.

3.5	Further assurances

Each Party shall at its own costs and expenses from time to time execute such documents and perform such acts and things as the other Party may reasonably require to effect the Transaction and to give the Parties the full benefit of this Amendment Agreement.

3.6	Invalidity

If any provision in this Amendment Agreement is held to be illegal, invalid or unenforceable, in whole or in part, under any Law, then:

(a)	such provision or part shall to that extent be deemed not to form part of this Amendment Agreement but the legality, validity or enforceability of the remainder of this Amendment Agreement shall not be affected; and

(b)	the Parties shall use reasonable efforts to agree a replacement provision that is legal, valid and enforceable to achieve so far as possible the intended effect of the illegal, invalid or unenforceable provision.

3.7	Waiver

No waiver of any provision of this Amendment Agreement shall be effective unless such waiver is in writing and signed by or on behalf of the Party entitled to make such waiver.

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3.8	Amendment

No amendment of this Amendment Agreement shall be effective unless such amendment is in writing and signed by or on behalf of each Party.

3.9	Third party rights

Save as expressly otherwise stated, this Amendment Agreement does not contain any stipulation in favour of a third party (derdenbeding). In the event that any stipulation in favour of a third party (derdenbeding) contained in this Amendment Agreement is accepted by any third party, such third party will not become a party to this Amendment Agreement.

3.10	No rescission

Each Party waives its right to rescind (ontbinden) this Amendment Agreement, in whole or in part, on the basis of section 6:265 of the Dutch Civil Code or to request a competent court to amend this Amendment Agreement on the basis of section 6:230(2) of the Dutch Civil Code. Furthermore, a Party in error (dwaling) shall bear the risk of that error in making this Amendment Agreement.

3.11	Governing law

This Amendment Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

3.12	Dispute

Disputes arising under or in connection with this Amendment Agreement shall be resolved in accordance Clause 26.2 of the JVA.

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AGREED AND SIGNED ON 16 FEBRUARY 2013:

Fugro Consultants International N.V.
/s/ A. JONKMAN (Director)

Name: A. Jonkman
Title: Director

CGGVeritas S.A.
/s/ J-G MALCOR

Name: J-G Malcor
Title: CEO